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                                                                    Exhibit 23.1


                            COOPERS & LYBRAND LLP

                         INDEPENDENT ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated March 20, 1996 on our audit of the Consolidated Financial Statements of Filene's Basement Corp. as of February 3, 1996 and for the year ended February 3, 1996, which report is included in the 1997 Annual Report to Stockholders.


/s/ Coopers & Lybrand LLP

COOPERS & LYBRAND LLP
Boston, Massachusetts
April 28, 1998